Exhibit 5.1

June 29, 2006
Broadwing Corporation
1122 Capital of Texas Highway
Austin, Texas 78746
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

Ladies and Gentlemen:
     We are acting as special counsel to Broadwing Corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of 2,651,131 shares of its Common Stock, $.01 par value per share (“Common Stock”), to be offered pursuant to the Company’s 1997 Stock Option Plan, 308,470 shares of Common Stock to be offered pursuant to the Company’s 2000 Long Term Incentive Plan and 8,316,096 shares of Common Stock available for purchase under the Company’s Amended and Restated Employee Stock Purchase Plan (together the 1997 Stock Option Plan, the 2000 Long Term Incentive Plan and the Employee Stock Purchase Plan are referred to herein as the “Plans”). In connection therewith, we have examined or are otherwise familiar with the Company’s Certificate of Incorporation, the Company’s By-Laws, the Plans, the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the shares of Common Stock, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of rendering this opinion.
     Based upon the foregoing, we are of the opinion that the shares of Common Stock registered on the Registration Statement are duly authorized for issuance and when issued in accordance with the provisions of the Plans will be validly issued, fully paid and non-assessable shares of the Company.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, MAYER, BROWN, ROWE & MAW LLP

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